Exhibit 10.1

PREFERRED STOCK REDEMPTION AGREEMENT

This Preferred Stock Redemption Agreement (the “Agreement”) is made and entered into on March 8, 2024 (the “Execution Date”) between JAKKS Pacific, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series A Senior Preferred Stock, par value $0.001 per share (the “Preferred Stock”), listed on Schedule A hereto (each a “Shareholder” and collectively, the “Shareholders”).

RECITALS:

WHEREAS, the Shareholders own the number of shares of Preferred Stock listed next to their respective names on Schedule A attached hereto (the “Preferred Shares”), which represent all of the issued and outstanding shares of Preferred Stock;

WHEREAS, the Company desires to redeem the Preferred Shares (the “Redemption”) for the Redemption Price (as defined below) consisting of a combination of cash and shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, the Shareholders desire to have their Preferred Shares redeemed for the Redemption Price, all upon the terms and conditions contained herein.

NOW, THEREFORE, the Company and the Shareholders, intending to be legally bound, hereby agree as follows:

1.         Redemption Process.

(A)         Redemption Price. The “Redemption Price” shall consist of an aggregate of (i) Twenty Million Dollars ($20,000,000) in cash (the “Cash Component”) and (ii) Fifteen Million Dollars ($15,000,000) of value of shares of the Common Stock (the “Stock Component”). The Stock Component shall be calculated based upon the ten (10) day volume-weighted average price (“VWAP”) of the Common Stock ending on the Execution Date. Each Shareholder shall receive the portion of the Cash Component and the percentage of the Stock Component listed next to its name on Schedule A hereto.

(B)         Registration Rights Agreement. Concurrently with the execution of this Agreement, the Shareholders and the Company have executed the Registration Rights Agreement in the form annexed hereto (the “Registration Rights Agreement”.)

(C)         Closing. The closing of the Redemption (the “Closing”) shall occur on March 11, 2024 (the “Closing Date”). On the Closing Date, the Company will (i) deliver the appropriate amount (i.e. the amount listed on Schedule A hereto) of the Cash Component to each Shareholder by wire transfer to the account designated by each Shareholder on Schedule A hereto and (ii) instruct its transfer agent to issue the number of shares of Common Stock to each Shareholder listed next to each Shareholder’s name on Schedule A hereto (the “Shares”), representing the Stock Component deliverable to each Shareholder. All of such Shares will be uncertificated and will be issued electronically by the Company’s transfer agent to the Shareholder’s account listed on Schedule A hereto. Until such time as a registration statement has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) with respect to the sale of the Shares by the Shareholders, the Shares will be identified as restricted and that they may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”) or an opinion of counsel reasonably satisfactory to the Company that such registration is not required, including, for example, with respect to sales of the Shares made pursuant to Rule 144 promulgated under the

Securities Act (“Rule 144”). The certificates representing the Shares shall have been duly signed and have endorsed thereon a legend in substantially the following form: “The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended”. Not later than five (5) business days after the Closing, each Shareholder shall deliver to the Company the original stock certificate(s) representing all of the shares of Preferred Stock held by it. In the event the calculation of Shares deliverable to a Shareholder results in a fractional Share, the Company shall round down such fractional number to the nearest whole number of Shares and then pay the value of the fractional Share in cash.

2.         Representations and Warranties of the Shareholders. Each Shareholder, solely for itself and with respect to itself, and not jointly or severally or on behalf of any other Shareholder, represents and warrants as follows:

(A)         Federal Securities Laws Matters. The Shareholder acknowledges that (i) the Shares have not yet been registered under the Securities Act; (ii) the Shareholder must continue to bear the economic risk of owning the Shares until such Shares are registered under the Securities Act, or an exemption from such registration (including, for example, Rule 144) is available; and (iii) a notation shall be made in the appropriate records of the Company’s transfer agent indicating that the Shares are subject to restrictions on transfer.

(B)         Shareholder Status. The Shareholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act; the Shareholder's financial situation is such that the Shareholder can afford to bear the economic risk of owning the Shares for an indefinite period of time; the Shareholder can afford to suffer complete loss of its investment represented by the Shares; the Shareholder's knowledge and experience in financial and business matters are such that the Shareholder is capable of evaluating the merits and risks of participating in the Redemption; and the Shareholder understands and has taken cognizance of all the risk factors related to ownership of the Shares. The Shareholder’s acquisition of and its beneficial ownership of the Shares, will not violate any applicable United States securities laws or the laws of its jurisdiction of organization.

(C)         Due Execution and Delivery. The Shareholder has duly executed and delivered this Agreement and the Registration Rights Agreement; this Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Shareholder, enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Shareholder in connection with the execution and delivery of this Agreement or the Registration Rights Agreement, or the performance of the Shareholder's obligations hereunder or thereunder.

(D)         Acquisition Entirely for Own Account. This Agreement is made with the Shareholder in reliance upon the Shareholder’s representation to the Company, which by the Shareholder’s execution of this Agreement Shareholder hereby confirms, that the Shares to be acquired hereunder will be acquired for investment for the Shareholder’s own account and/or the accounts of funds and other entities managed by the Shareholder (any such funds or other entities managed by the Shareholder, the “Shareholder Clients”), and not with a view to the distribution of any part thereof to any person or entity other than the Shareholder Clients, and that the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the Shares or any interest therein to any person or entity other than the Shareholder Clients. By executing this Agreement, Shareholder further represents and warrants that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, pledge or grant participations in the Shares to such person or entity other than the Shareholder Clients.

(E)         Certain Transactions. The Shareholder has not, during the ten (10) days prior to the Execution Date, directly or indirectly traded in the Common Stock or established any hedge or other position in the Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock, that is outstanding on the date of this Agreement and that is designed to or could reasonably be expected to lead to or result in a direct or indirect sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock or other securities of the Company by the Shareholder or any other person. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

(F)         Acknowledgment Regarding Shareholder’s Acquisition of Shares. The Shareholder is acting solely in the comparable capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and as of the date hereof, neither the Shareholder nor any of its affiliates own any Common Stock or other securities of the Company except as listed on Schedule A hereto.

(G)         Withholding. Each Shareholder has conducted an analysis of their respective facts and circumstances concerning the Redemption and believes the Redemption would qualify for sale or exchange treatment under Internal Revenue Code Section 302(a), and, in particular, believe the Redemption would satisfy the requirements of Internal Revenue Code Section 302(b)(1), taking into account all shares (common and preferred) owned by such Shareholder before and after the Redemption.

3.         Representations and Warranties of the Company. The Company represents and warrants as follows:

(A)         Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports (as defined below).

(B)         Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby, including all requisite power and authority to issue the Shares. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and free and clear of any mortgage, pledge, security interest, encumbrance, deposit agreement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement). The holders of outstanding shares of Common Stock are not entitled to statutory, preemptive or other similar contractual rights to subscribe for shares of Common Stock; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities of the Company or equity interests in the Company are outstanding except as described in the Company’s SEC Reports. The term “SEC Reports” means all documents and other materials including the exhibits thereto and documents incorporated by reference therein, filed by the Company or on its behalf under the Securities Act, the Securities Exchange Act, as amended (the “Exchange Act”) and Forms 4 filed pursuant to Section 16 of the Exchange Act by or on behalf of the Company’s executive officers.

(C)         Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(D)         Due Execution and Delivery. The Company has duly executed and delivered this Agreement and the Registration Rights Agreement; this Agreement and the Registration Rights Agreement will constitute legal, valid and binding obligations of the Company, each enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement and of the Registration Rights Agreement or the performance of the Company's obligations hereunder or thereunder.

(E)         No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with the (i) certificate of incorporation by-laws, or other constituent document of the Company, (ii) any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation applicable to the Company or its subsidiaries or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries, or (iii) result in any breach of, or constitute a default under any contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound, except in the case of clauses (ii) and (iii) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, consolidated financial position, stockholders’ equity or prospects of the Company and its subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement on a timely basis (a “Material Adverse Effect”).

(F)         NASDAQ Stock Market Compliance. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed or quoted on the NASDAQ Global Select Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

(G)         SEC Reports. Except as previously disclosed in an SEC Report, the Company has filed in a timely manner all SEC Reports that the Company was required to file under the Exchange Act during the twenty-four (24) months preceding the Execution Date.

(H)         Compliance with Law. The Company and its subsidiaries and all of their respective properties and facilities are in compliance in all material respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, except, in any case, where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(I)         Capitalization. The authorized equity capitalization of the Company is as set forth in the SEC Reports; as of the Execution Date, prior to the issuance of the Shares, as contemplated hereby, there are 10,227,058 issued and outstanding shares of Common Stock and 1,145,939 shares of

Common Stock are issuable under restricted stock unit agreements between the Company and certain executives and employees, and no other shares of Common Stock or other securities of the Company are issuable upon conversion, exchange or exercise of outstanding securities, options or other agreements.

(J)         Exempt Issuance. Assuming the accuracy of the Shareholders’ representations and warranties set forth in Section 2 of this Agreement (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Shareholders hereunder, and (ii) the issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market and will not violate any applicable United States securities laws or the laws of the Company’s jurisdiction of organization.

(K)         Withholding. The Company will not withhold any part of the Purchase Price in reliance on statements by each Shareholder that it has conducted an analysis of its respective facts and circumstances concerning the Redemption and believes the Redemption would qualify for sale or exchange treatment under Internal Revenue Code Section 302(a), and, in particular, believe the Redemption would satisfy the requirements of Internal Revenue Code Section 302(b)(1), taking into account all shares (common and preferred) owned by such Shareholder before and after the Redemption.

4.         Registration Rights Agreement. The Registration Rights Agreement shall provide, among other customary provisions, that (i) within fifteen (15) days following the Execution Date (and if the 15th day is not a business day, on the first day thereafter that the SEC is open) the Company shall cause to be filed with the SEC a Registration Statement providing for the registration of the Shares under the Securities Act and (ii) the Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Registration Statement continuously effective until such time as all of such securities registered for sale thereunder have been disposed of or can be disposed of without any restriction under the Securities Act.

5.         Miscellaneous.

(A)         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(B)         Waiver. Any party hereto may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of any other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of any other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of any other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(C)         Disclosure of Transaction. The Company shall issue a press release and file a Current Report on Form 8-K with the SEC describing the transactions contemplated by this Agreement, and provide a copy of the proposed press release and Current Report on Form 8-K to the Shareholders in advance of issuance or filing, as the case may be, on or before 9:00 a.m., New York City time, on the third business day following the Execution Date. The parties hereto acknowledge, confirm and agree that each party (or its parent company or other affiliates) shall be entitled, without the prior approval of any other party, to make any press release or other public disclosure with respect to the transactions contemplated hereby as is required by applicable law, regulations and stock exchange rules.

(D)         Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) one (1) day after deposit with a nationally recognized overnight courier with written verification of receipt. All communications shall be sent to the Company and to the Shareholders at the addresses for the Company and the Shareholder on the counterpart signature page(s) hereto (or at such other addresses as shall be specified by notice given in accordance with this Section).

(E)         Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

(F)         Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Shareholders without the prior written consent of the other parties hereto.

(G)         Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflicts of law.

(H)         Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(I)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any counterpart hereof may be executed and delivered by facsimile copies or executed and delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

(J)         Section Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.

COMPANY:

JAKKS Pacific, Inc.

By:

Name: John L. Kimble

Title:  Chief Financial Officer

Address:          2951 28th Street

                        Santa Monica, CA 90405

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SHAREHOLDER:

BENEFIT STREET PARTNERS LLC

For itself and on behalf of the Shareholders listed on Schedule

A hereto and identified as BSP Shareholders

By:

Name: Mike Frick

Title: Authorized Signer

Address: 9 West 57th Street, Suite 4920

               New York, NY 10019

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SHAREHOLDER:

AXAR MASTER FUND LTD.,

For itself and on behalf of the Shareholders listed on Schedule

A hereto and identified as Axar Shareholders

By:

Name: Andrew Axelrod

Title: Authorized Signatory

Address: 402 West 13th Street, 5th Floor

               New York, New York 10014

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SHAREHOLDER:

CONCISE SHORT TERM HIGH YIELD MASTER FUND, SPC

MERCER QIF FUND PLC – MERCER INVESTMENT FUND 1

By:

Name:          Tom Krasner

Title: Portfolio Manager

Address: Concise Capital Management, LP

               1111 Brickell Avenue, Suite 1525

               Miami, FL 33131

SCHEDULE A

BSP Shareholders

BSP Special Situations Master A L.P.
Benefit Street Partners Dislocation Fund L.P.
Benefit Street Partners Dislocation Fund (Cayman) Master L.P.
Benefit Street Partners Debt Fund IV L.P.
Benefit Street Partners Debt Fund IV Master (Non-US) L.P.
Benefit Street Partners SMA-C II L.P.
Benefit Street Partners SMA-K L.P.
Franklin BSP Capital Corporation

Axar Shareholders

Blackwell Partners LLC - Series E
Star V Partners LLC

Concise Shareholders

Concise Short Term High Yield Master Fund, SPC
Mercer QIF Fund PLC – Mercer Investment Fund 1